Exhibit 99.1
For Immediate Release
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(773) 243-3000	(773) 243-3016
jack.seller@pctel.com
PCTEL Posts $19 Million in First Quarter Revenue
Up 2 Percent from Q1 2006

Net Loss per Share Improves to ($0.04) from ($0.11) in Q1 2006
Chicago, April 24, 2007 — PCTEL, Inc. (NASDAQ: PCTI), a leader in wireless broadband solutions, announced results for the first quarter ended March 31, 2007. Financial highlights of the quarter were:
•	$19.0 million in revenue for the quarter compared to $18.6 million in the same quarter last year.

•	$16.3 million in revenue for the quarter from the Broadband Technology Group, up 2 percent from the same quarter last year. An increase in scanner sales was offset by lower antenna revenue resulting from the company’s continued elimination of lower margin antenna product lines. Gross profit improved to 44 percent, compared to 39 percent in the first quarter last year. The gross profit improvement reflected a favorable product mix, the elimination of the Dublin factory, and greater manufacturing efficiency.

•	$2.3 million in revenue for the quarter from the Mobility Solutions Group. This is an increase of 10 percent over the first quarter last year.

•	$0.3 million in licensing revenue for the quarter, a decrease of $0.1 million from the first quarter last year.

•	GAAP net loss of $(0.8) million for the quarter, or $(0.04) per basic share, compared to $(2.2) million net loss, or $(0.11) per share for the same period in 2006.

•	Non-GAAP net income of $1.3 million for the quarter, or $0.06 per diluted share compared to net income of $0.5 million, or $0.03 per diluted share for the same period in 2006. The Company’s reporting of non-GAAP income excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	$67.7 million of cash and short term investments at March 31, 2007, as compared to $70.8 million at the end of the fourth quarter 2006. The change is primarily due to an increase in accounts receivable which is expected to return to historical levels over the next two quarters.
“We had an outstanding presence at 3GSM, CTIA, and IWCE during the first quarter where we had the opportunity to demonstrate the results of our investment in WiMAX, improved test tools, and our Roaming Client™ and IMS product lines,” said Marty Singer, PCTEL’s Chairman and CEO. “Combined with our cost control and improving gross margins, those product development efforts should continue to favorably impact our financial results,” added Singer .
PCTEL’s management team will discuss the company’s results during its scheduled earnings teleconference today at 6:15 PM EDT.
CONFERENCE CALL / WEBCAST
The company will hold a conference call at 6:15 PM EDT (5:15 PM CDT) today, Tuesday, April 24, 2007 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (866) 454-4208 (U.S. / Canada) or (913) 312-1238 (international).
To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 4753598.

About PCTEL
PCTEL, Inc. (Nasdaq:PCTI), which is headquartered in Chicago, is a global leader in wireless broadband solutions. The company’s Broadband Technology Group (BTG) includes Antenna Products and RF Solutions. PCTEL’s BTG designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. Its portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s Mobility Solutions’ software tools provide secure, access independent, remote connectivity to the Internet and IMS software for converged handsets.
The company’s products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment, handset manufacturers, and government agencies. PCTEL protects its technology with a strong intellectual property portfolio and broad cross-licensing agreements. For more information, please visit the company’s web site at: http://www.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations regarding the future growth of its broadband wireless products and software solutions are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended
	March 31,
	2007	2006
REVENUES	$18,952	$18,566
COST OF REVENUES	9,200	9,844

GROSS PROFIT	9,752	8,722

OPERATING EXPENSES:
Research and development	3,975	2,916
Sales and marketing	3,467	3,543
General and administrative	3,749	3,748
Amortization of other intangible assets	695	1,037
Restructuring charges	—	553
Gain on sale of assets and related royalties	(250)	(250)

Total operating expenses	11,636	11,547

LOSS FROM OPERATIONS	(1,884)	(2,825)
OTHER INCOME, NET	953	620

LOSS BEFORE BENEFIT FOR INCOME TAXES	(931)	(2,205)
BENEFIT FOR INCOME TAXES	(173)	(7)

NET LOSS	$(758)	$(2,198)

Basic loss per share	$(0.04)	$(0.11)
Shares used in computing basic loss per share	21,029	20,645
Diluted loss per share	$(0.04)	$(0.11)
Shares used in computing diluted loss per share	21,029	20,645

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,762	$59,148
Short-term investments	19,977	11,623
Accounts receivable, net	17,767	14,034
Inventories, net	8,503	7,258
Prepaid expenses and other assets	2,067	2,059

Total current assets	96,076	94,122
PROPERTY AND EQUIPMENT, net	12,842	12,357
GOODWILL	17,602	17,569
OTHER INTANGIBLE ASSETS, net	6,756	7,451
OTHER ASSETS	1,252	1,221

TOTAL ASSETS	$134,528	$132,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	2,456	885
Deferred revenue	2,017	1,025
Accrued liabilities	5,389	6,964
Short term debt	1,071	869

Total current liabilities	10,933	9,743
LONG-TERM LIABILITIES	2,308	2,284

Total liabilities	13,241	12,027

STOCKHOLDERS’ EQUITY:
Common stock	22	22
Additional paid-in capital	166,873	165,556
Accumulated deficit	(47,429)	(46,671)
Accumulated other comprehensive income	1,821	1,786

Total stockholders’ equity	121,287	120,693

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$134,528	$132,720

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2007	2006
REVENUES:
Broadband Technology Group	$16,341	$16,059
Mobility Solutions Group	2,335	2,117
Licensing	276	390

TOTAL REVENUES	$18,952	$18,566

GROSS PROFIT:
Broadband Technology Group	$7,156	$6,234
Mobility Solutions Group	2,324	2,103
Licensing	272	385

TOTAL GROSS PROFIT	$9,752	$8,722

GROSS PROFIT %:
Broadband Technology Group	43.8%	38.8%
Mobility Solutions Group	99.5%	99.3%
Licensing	98.6%	98.7%

TOTAL GROSS PROFIT %	51.5%	47.0%

PCTEL, Inc.

Reconciliation of Non-GAAP to GAAP Revenue & Gross Profit by Segment

(unaudited, in thousands)

	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
	As	Non-GAAP	Non	As	Non-GAAP	Non
	Reported	Adjustments (a)	GAAP	Reported	Adjustments (a)	GAAP
REVENUES:
Broadband Technology Group	16,341		16,341	16,059		16,059
Mobility Solutions Group	2,335		2,335	2,117		2,117
Licensing	276		276	390		390

TOTAL REVENUES	18,952		18,952	18,566		18,566

GROSS PROFIT:
Broadband Technology Group	7,156	99	7,255	6,234	77	6,311
Mobility Solutions Group	2,324		2,324	2,103		2,103
Licensing	272		272	385		385

TOTAL GROSS PROFIT	9,752	99	9,851	8,722	77	8,799

GROSS PROFIT %:
Broadband Technology Group	43.8%		44.4%	38.8%		39.3%
Mobility Solutions Group	99.5%		99.5%	99.3%		99.3%
Licensing	98.6%		98.6%	98.7%		98.7%

TOTAL GROSS PROFIT %	51.5%		52.0%	47.0%		47.4%

(a)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.

PCTEL, Inc.
Reconciliation Of Non GAAP To GAAP Results Of Operations (a)
(unaudited, in thousands)

	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments (a)		GAAP	Reported	Adjustments (a)		GAAP
REVENUES	$18,952			$18,952	$18,566			$18,566
COST OF REVENUES	9,200	(99	) (b)	9,101	9,844	(77	) (b)	9,767

GROSS PROFIT	9,752	99		9,851	8,722	77		8,799
OPERATING EXPENSES:
Research and development	3,975	(234	) (b)	3,741	2,916	(145	) (b)	2,771
Sales and marketing	3,467	(180	) (b)	3,287	3,543	(224	) (b)	3,319
General and administrative	3,749	(884	) (b)	2,865	3,748	(703	) (b)	3,045
Amortization of other intangible assets	695	(695)		—	1,037	(1,037)		—
Restructuring charges	—			—	553	(553)		—
Gain on sale of assets and related royalties	(250)			(250)	(250)			(250)

Total operating expenses	11,636	(1,993)		9,643	11,547	(2,662)		8,885

INCOME (LOSS) FROM OPERATIONS	(1,884)	2,092		208	(2,825)	2,739		(86)
OTHER INCOME, NET	953			953	620			620

INCOME (LOSS) BEFORE INCOME TAXES	(931)	2,092		1,161	(2,205)	2,739		534
BENEFIT FOR INCOME TAXES	(173)			(173)	(7)			(7)

NET INCOME (LOSS)	$(758)	$2,092		$1,334	$(2,198)	$2,739		$541

Earnings (loss) per share
Basic	$(0.04)			$0.06	$(0.11)			$0.03
Diluted	$(0.04)			$0.06	$(0.11)			$0.03

Shares used in computing EPS (in thousands)
Basic	21,029			21,029	20,645			20,645
Diluted	21,029			21,754	20,645			21,136

(a)	These adjustments reconcile the company’s GAAP results of operations to its non-GAAP results of operations. The company believes that presentation of results excluding items such as non-cash compensation expense, amortization of intangible assets, and restructuring charges provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(b)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.